Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

ONE MANHATTAN WEST NEW YORK, NY 10001 ----------------- TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com July 30, 2021

Reinvent Technology Partners 215 Park Avenue, Floor 11 New York, New York 10003

RE:	Reinvent Technology Partners – Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special United States counsel to Reinvent Technology Partners, a Cayman Islands company limited by shares (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4 (the “462(b) Registration Statement”) pursuant to Rule 462(b) under the Securities Act of 1933 (the “Securities Act”) relating to the registration of 1,511,110 additional shares of common stock, par value $0.0001 per share, of Joby Aviation (the “Joby Shares”) issuable pursuant to the terms of the Agreement and Plan of Merger, dated as of February 23, 2021 (the “Merger Agreement”), by and among the Company, RTP Merger Sub Inc., a Delaware corporation and direct wholly owned subsidiary of the Company (“Merger Sub”), and Joby Aero, Inc., a Delaware corporation (“Joby”). The 462(b) Registration Statement relates to the Company’s Registration Statement on Form S-4 (File No. 333-254988) (the “Registration Statement”), initially filed by the Company on April 2, 2021 and declared effective by the Commission on July 17, 2021. In this opinion, we refer to the Company following effectiveness of the Domestication (as defined below) and/or of the merger of Merger Sub with and into Joby, with Joby surviving the merger as a wholly owned subsidiary of the Company (the “Merger”), as “Joby Aviation.”

As a result of and upon the closing of the Merger (the “Closing”), among other things, all outstanding shares of Joby capital stock as of immediately prior to the effective time of the Merger (excluding the capital stock of Joby issued pursuant to the Note Conversion (as defined in the Merger Agreement)), and, together with shares of Joby common stock reserved in respect of (i) options to purchase shares of Joby common stock and (ii) restricted stock units based on shares of Joby common stock outstanding as of immediately prior to the Closing that will be converted into awards based on Joby Aviation Common Stock, will be canceled in exchange for the right to receive, or the reservation of, the Aggregate Merger Consideration (as defined in the Merger Agreement) which will, in the case of all shares described in clauses (i) and (ii) hereof, in the aggregate equal an aggregate merger consideration of $5,000,000,000, as determined pursuant to Sections 3.1, 3.2 and 3.3 of the Merger Agreement.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations (the “Rules and Regulations”) under the Securities Act of 1933 (the “Securities Act”).

Reinvent Technology Partners

July 30, 2021

In rendering the opinion stated herein, we have examined and relied upon the following:

(a)    the 462(b) Registration Statement;

(b)    the Registration Statement;

(c)    a copy of the Merger Agreement, filed as Exhibit 2.1 to the Registration Statement;

(d)    the form of Certificate of Incorporation of Joby Aviation to become effective under Section 103 of the General Corporation Law of the State of Delaware (the “DGCL”) (the time of becoming effective, the “Effective Time”), filed as Exhibit 3.2 to the Registration Statement (the “Certificate of Incorporation”);

(e)    the form of By-Laws of Joby Aviation to become effective as of the Effective Time, filed as Exhibit 3.3 to the Registration Statement (the “By-Laws”);

(f)    the form of Certificate of Corporate Domestication to become effective as of the Effective Time, filed as Exhibit 4.7 to the Registration Statement (the “Certificate of Domestication”);

(g)    an executed copy of the Plan of Domestication, filed as Exhibit 2.2 to the Registration Statement (the “Plan of Domestication”); and

(h)    the specimen Common Stock Certificate of Joby Aviation, filed as Exhibit 4.6 to the Registration Statement (the “Stock Certificate”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

As used herein, “Transaction Documents” means the Merger Agreement and the Plan of Domestication.

We do not express any opinion with respect to the laws of any jurisdiction other than the DGCL (the foregoing being referred to as “Opined-on Law”).

The opinion stated below presumes that:

1.    Prior to the Company changing or effecting the change of its jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and domesticating as a Delaware corporation pursuant to Section 388 of the General Corporation Law of the State of Delaware (collectively, the “Domestication”): (i) the Registration Statement and the 462(b) Registration Statement, as finally amended (including all necessary post-effective amendments), will have remained or, as applicable, become effective under the Securities Act; (ii) the shareholders of the Company will have approved, among other things, the Merger Agreement and the Domestication, including the Certificate of Incorporation and By-Laws; and (iii) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize, approve and permit the Domestication, and any and all consents, approvals and authorizations from applicable Cayman Islands and other governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained;

Reinvent Technology Partners

July 30, 2021

2.    The Certificate of Domestication, in the form attached as Exhibit 4.7 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Secretary of State of the State of Delaware (the “DE Secretary of State”) in accordance with Sections 103 and 388 of the DGCL, that no other certificate or document, other than the Certificate of Incorporation, has been, or prior to the filing of the Certificate of Domestication will be, filed by or in respect of the Company with the DE Secretary of State and that the Company will pay any fees and other charges required to be paid in connection with the filing of the Certificate of Domestication;

3.    The Certificate of Incorporation, in the form filed as Exhibit 3.2 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the DE Secretary of State and have become effective in accordance with Sections 103 and 388 of the DGCL, that no other certificate or document, other than the Certificate of Domestication, has been, or prior to the filing of the Certificate of Incorporation will be, filed by or in respect of the Company with the DE Secretary of State and that the Company will pay any fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation;

4.    The By-Laws, in the form attached as Exhibit 3.3 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will become effective upon the Effective Time; and

5.    Prior to the issuance of the Joby Shares: (i) the Registration Statement and the 462(b) Registration Statement, as finally amended (including all necessary post-effective amendments), will have remained or, as applicable, become effective under the Securities Act; (ii) the shareholders of the Company will have approved, among other things, the Merger Agreement and the Domestication, including the Certificate of Incorporation and By-Laws; and (iii) the Domestication and the other transactions contemplated by the Merger Agreement to be consummated concurrent with or prior to the Merger will have been consummated.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Joby Shares, when issued in the manner and on the terms described in the 462(b) Registration Statement and the Merger Agreement, will have been duly authorized by all requisite corporate action on the part of Joby Aviation under the DGCL and will be validly issued, fully paid and nonassessable.

The opinion stated herein is subject to the following qualifications:

(a)    we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms; and

(b)    we call to your attention that the opinion stated herein is subject to possible judicial action giving effect to governmental actions or laws of jurisdictions other than those with respect to which we express our opinion.

In addition, in rendering the foregoing opinion we have assumed that, at all applicable times:

(a)    the Company (i) is, and as of July 3, 2020 was, duly incorporated and validly existing and in good standing, (ii) has and as of July 3, 2020, had requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the Merger Agreement and the Domestication and the transactions contemplated by, and the performance of its obligations under, the Transaction Documents;

(b)    the Company has, and as of July 3, 2020, had the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Documents;

(c)    each of the Transaction Documents has been duly authorized, executed and delivered by all requisite corporate action on the part of the Company, subject to approval and adoption of the Merger Agreement and the Domestication by the Company’s shareholders; and

(d)    the issuance of the Joby Shares does not violate or conflict with any agreement or instrument binding on Joby Aviation (except that we do not make this assumption with respect to the Certificate of Incorporation, the By-Laws or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2020).

Reinvent Technology Partners

July 30, 2021

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the 462(b) Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the 462(b) Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP